Exhibit 1.3

Execution Version

AMENDMENT NO. 2 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”), dated as of October 31, 2024, is entered into by and among HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC., a Delaware corporation (the “Borrower”), each other Loan Party party hereto, the 2024-A Incremental Revolving Lender (as defined below) and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, reference is made to that certain Credit Agreement, dated as of April 12, 2024 (as amended by Amendment No. 1 to Credit Agreement, dated as of September 10, 2024, and as further amended, supplemented or otherwise modified, renewed or replaced from time to time prior to the date hereof, the “Credit Agreement” and, the Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”; capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement), among the Borrower, the other Loan Parties party thereto from time to time, the Lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent;

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may obtain additional Revolving Commitments by, among other things, entering into one or more incremental amendments with the Administrative Agent and each Lender being added or increasing its Commitment;

WHEREAS, the Borrower has notified the Administrative Agent of its desire to increase the Revolving Commitments by an aggregate principal amount equal to $100,000,000 (the “2024-A Incremental Revolving Increase”) upon the occurrence of the Amendment Effective Time (as defined below), the proceeds of which shall be used for general corporate purposes of the Borrower and its Subsidiaries in the ordinary course of business; and

WHEREAS, the Lender signatory hereto as the “2024-A Incremental Revolving Lender” (such Lender, the “2024-A Incremental Revolving Lender”) has agreed to provide additional Revolving Commitments to the Borrower in the aggregate principal amount set forth opposite its name under the column entitled “2024-A Incremental Revolving Commitments” in Schedule 1 attached hereto (the “2024-A Incremental Revolving Commitments”) in accordance with the terms of this Amendment and the Credit Agreement and subject to the conditions set forth in Section 2;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments to Credit Agreement.

(a) 2024-A Incremental Revolving Increase.

(i) Subject to the terms and conditions set forth herein and in the Credit Agreement, the 2024-A Incremental Revolving Lender hereby agrees to make Revolving Loans on a several and not joint basis with the existing Lenders in dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment or (ii) the Aggregate Revolving Exposure exceeding the aggregate Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein and in the Credit Agreement, the Borrower may borrow, prepay and reborrow Revolving Loans.

(ii) The Revolving Commitments and the 2024-A Incremental Revolving Commitments shall be a single Class of Revolving Commitments for all purposes under the Credit Agreement. The 2024-A Incremental Revolving Commitments shall be in the form of an increase to the existing Revolving Commitments and shall have identical terms (including with respect to maturity) as the existing Revolving Commitments. The 2024-A Incremental Revolving Commitments shall be deemed Revolving Commitments for all purposes of the Loan Documents and each Loan made thereunder shall be deemed, for all purposes of the Loan Documents, a Revolving Loan and the 2024-A Incremental Revolving Lender shall become a Lender with respect to the 2024-A Incremental Revolving Commitments and all matters relating thereto. The 2024-A Incremental Revolving Lender hereby assumes all rights and obligations of a “Lender” under the Loan Documents.

(iii) Upon the occurrence of the Amendment Effective Time (as defined below), (i) the 2024-A Incremental Revolving Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase or addition and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its revised Applicable Percentage of such outstanding Revolving Loans, and the Administrative Agent shall make such other adjustments among the Lenders with respect to the Revolving Loans then outstanding and amounts of principal, interest, commitment fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of the Administrative Agent, in order to effect such reallocation, (ii) the Borrower shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the Amendment Effective Time (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower, in accordance with the requirements of Section 2.03 of the Credit Agreement) and (iii) each Revolving Lender immediately prior to the Amendment Effective Time will automatically and without further act be deemed to have assigned to the 2024-A Incremental Revolving Lender, and the 2024-A Incremental Revolving Lender will automatically and without further act be deemed to have assumed a portion of such Revolving Lender’s participations under the Credit Agreement in outstanding Letters of Credit such that, after giving effect to each deemed assignment and assumption of participations, all of the Revolving Lenders’ (including the 2024-A Incremental Revolving Lender’s) participations in Letters of Credit shall be held on a pro rata basis in accordance with their respective revised Applicable Percentages of the aggregate Letters of Credit outstanding on such date. The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Term Benchmark Loan, shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.16 of the Credit Agreement if the deemed payment occurs other than on the last day of the related Interest Periods.

(iv) The Revolving Commitments of the Lenders as of the Amendment Effective Time (after giving effect thereto) shall be as set forth on Schedule 2 hereto (which Schedule 2 shall replace the Commitment Schedule as of the Amendment Effective Time and become part of the Credit Agreement).

(b) The parties to this Amendment agree that upon the satisfaction of the conditions set forth in Section 2, the Credit Agreement shall be amended as follows:

(i) The definition of “Revolving Commitment” set forth in Section 1.01 of the Credit Agreement is hereby amended to add the following sentence at the end thereof:

“The aggregate amount of the Lenders’ Revolving Commitments as of the Second Amendment Effective Time is $1,350,000,000.”

(ii) Section 1.01 of the Credit Agreement is amended to add the following definitions in the appropriate alphabetical order:

“Second Amendment” means Amendment No. 2 to Credit Agreement, dated as of October 31, 2024, by and among the Borrower, each other Loan Party party thereto, the Lender party thereto, the Issuing Bank and the Administrative Agent.

“Second Amendment Effective Time” means the “Amendment Effective Time”, as such term is defined in the Second Amendment.

2. Conditions to Effectiveness.

(a) Amendment Effective Time. This Amendment will become effective as of the first time (the “Amendment Effective Time”) as of which each of the following conditions has been satisfied:

(i) Amendment. The Administrative Agent (or its counsel) shall have received (1) from (w) the Borrower and each other Loan Party, (x) the 2024-A Incremental Revolving Lender, (y) the Administrative Agent and (z) the Issuing Bank a counterpart of this Amendment signed on behalf of such party and (2) any promissory notes requested by the 2024-A Incremental Revolving Lender pursuant to Section 2.10 of the Credit Agreement, payable to the order of the 2024-A Incremental Revolving Lender.

(ii) Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (1) a certificate of each Loan Party, dated as of the Amendment Effective Time and executed by its Secretary or Assistant Secretary, which shall (x) certify and attach the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of this Amendment and each other Loan Document to which it is a party, (y) identify by name and title and bear the signatures of the officers of such Loan Party authorized to sign the Loan Documents to which it is a party and, in the case of the Borrower, its Financial Officers, and (z) contain appropriate attachments, including the charter, articles or certificate of organization or incorporation of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its bylaws or operating, management or partnership agreement, or other organizational or governing documents, and (2) a good standing certificate for each Loan Party from its jurisdiction of organization.

(iii) Fees. (1) The 2024-A Incremental Revolving Lender and the Administrative Agent shall have received all fees required to be paid, and all expenses required to be reimbursed and, solely with respect to such expenses, for which invoices have been presented on or before the Amendment Effective Time (including the reasonable fees and expenses of legal counsel) and (2) the Lenders and the Administrative Agent shall have received all accrued and unpaid interest and fees under the Credit Agreement as of the Amendment Effective Time.

(iv) Officers Certificate. (1) Immediately prior to and immediately following the Amendment Effective Time (including after giving pro forma effect to the making of any Borrowing or the issuance, amendment, renewal, or extension of any Letter of Credit, as applicable, to be made at such time) (x) the representation and warranty of the Loan Parties set forth in Section 3(c) hereof shall be true and correct in all respects and (y) no Default or Event of Default shall have occurred and be continuing and (2) the Administrative Agent shall have received a certificate, signed by a president, a vice president or a Financial Officer of the Borrower, dated as of the Amendment Effective Time, confirming compliance with the conditions set forth in the immediately preceding clause (1).

(v) [Reserved].

(vi) USA PATRIOT Act, Beneficial Ownership, Etc. The Administrative Agent shall have received, (x) at least five (5) days prior to the Amendment Effective Time, all documentation and other information regarding the Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent requested in writing of the Borrower at least ten (10) days prior to the Amendment Effective Time, (y) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation (as defined in the Amended Credit Agreement) and if the 2024-A Incremental Revolving Lender has requested, in a written notice to the Borrower at least 10 days prior to the Amendment Effective Time, a Beneficial Ownership Certification in relation to the Borrower, the 2024-A Incremental Revolving Lender shall have received such Beneficial Ownership Certification at least five days prior to the Amendment Effective Time (provided that, upon the execution and delivery by the 2024-A Incremental Revolving Lender of its signature page to this Amendment, the condition set forth in this clause (vi) shall be deemed to be satisfied) and (z) a properly completed and signed IRS Form W-8 or W-9, as applicable, for each Loan Party.

(vii) Solvency Certificate . The Administrative Agent shall have received a Solvency Certificate, signed by a Financial Officer of the Borrower, dated as of the Amendment Effective Time.

(viii) Legal Opinions. The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders (including, for the avoidance of doubt, the 2024-A Incremental Revolving Lender) and dated the Amendment Effective Time) of (x) Clifford Chance US LLP, New York counsel for the Loan Parties and (y) Venable LLP, Maryland counsel for the Loan Parties, in each case in form and substance satisfactory to the Administrative Agent. The Borrower hereby requests such counsel to deliver such opinions.

3. Representations and Warranties. The Borrower and each other Loan Party each hereby represents and warrants to the Administrative Agent that, as of the date hereof:

(a) this Amendment has been duly authorized, validly executed and delivered by a Responsible Officer of each such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(b) the execution, delivery and performance of this Amendment by each Loan Party party hereto will not (A) require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (B) violate any Requirement of Law applicable to any Loan Party or any Subsidiary, (C) violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any Subsidiary or the assets of any Loan Party or any Subsidiary, or give rise to a right thereunder to require any payment to be made by any Loan Party or any Subsidiary, or (D) result in the creation or imposition of, or other requirement to create, any Lien on any asset of any Loan Party or any Subsidiary;

(c) the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified as to materiality or Material Adverse Effect shall be true and correct in all respects as so qualified), in each case on, and as of, the Amendment Effective Time, with the same effect as though made on and as of the Amendment Effective Time, as applicable (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects); and

(d) at the time of and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

4. Confirmation of Guarantees and Obligations. (i) The Borrower and each other Loan Party hereby reaffirms its obligations under the Credit Agreement and each and every other Loan Document to which it is a party, and (ii) each Loan Guarantor hereby reaffirms and agrees to be bound by each guarantee made by such Loan Guarantor in favor of the Guaranteed Parties (and/or the Administrative Agent on behalf of the Guaranteed Parties) under or in connection with the Credit Agreement or any other Loan Document entered into in connection therewith and agrees that notwithstanding entry into this Amendment, such guarantees in favor of the Administrative Agent on behalf of the Lenders shall continue in full force and effect (and shall apply to the Guaranteed Obligations (as defined in the Amended Credit Agreement)). The Borrower and each other Loan Party hereby agrees, confirms, and acknowledges as of the date hereof that it is validly indebted to the Lenders for the payment of all Obligations and any other liabilities pursuant to and in accordance with the terms of the Credit Agreement and the other Loan Documents without offset, defense, cause of action or counterclaim of any kind or nature whatsoever.

5. 2024-A Incremental Revolving Lender. By entering into this Amendment, the 2024-A Incremental Revolving Lender hereby:

(a) confirms that it has received a copy of the Credit Agreement, the Amended Credit Agreement and the other Loan Documents and the exhibits thereto, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment;

(b) agrees that it will, independently and without reliance upon the Administrative Agent, any Arranger, any Documentation Agent, the Sustainability Structuring Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and/or the Amended Credit Agreement, as applicable;

(c) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement, the Amended Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and

(d) acknowledges and agrees that upon its execution of this Amendment, it shall become a “Revolving Lender” and a “Lender” under, and for all purposes of, the Credit Agreement, the Amended Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Revolving Lender and Lender thereunder.

6. Reserved.

7. Credit Agreement Governs. Except as set forth in this Amendment, the 2024-A Incremental Revolving Commitments shall otherwise be subject to the provisions of the Credit Agreement, the Amended Credit Agreement and the other Loan Documents.

8. Further Assurances. At any time and from time to time, upon the Administrative Agent’s request and at the sole expense of the Loan Parties, each Loan Party will promptly and duly execute and deliver any and all further instruments and documents and take such further action as the Administrative Agent reasonably deems necessary to effect the purposes of this Amendment.

9. Reference to and Effect on the Loan Documents.

(a) On and after the Amendment Effective Time, each reference in the Credit Agreement to “hereunder”, “hereof”, “Agreement” or words of like import and each reference in the other Loan Documents to “Credit Agreement”, “thereunder”, “thereof” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Credit Agreement, as amended by Section 1 hereof. From and after the Amendment Effective Time, this Amendment shall be a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

(b) Except as expressly set forth herein and in the Amended Credit Agreement, this Amendment does not constitute an amendment, waiver or modification of any other provision of the Credit Agreement, does not constitute a waiver of timely compliance with the provisions of the Credit Agreement or any provision of any other Loan Document, does not constitute a waiver of any Default or Event of Default whether or not known to the Administrative Agent or the Lenders, and does not entitle the Borrower to any amendment, waiver or modification of any provision of the Credit Agreement or any other Loan Document, or to a consent to any transaction, in the future in similar or dissimilar circumstances. Except as expressly amended hereby, the Credit Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

10. Recordation of the 2024-A Incremental Revolving Commitments. Immediately following the Amendment Effective Time, the Administrative Agent will record the 2024-A Incremental Revolving Commitments of the 2024-A Incremental Revolving Lender in the Register.

11. APPLICABLE LAW; WAIVER OF JURY TRIAL. THIS AMENDMENT SHALL BE SUBJECT TO, AND CONSTRUED IN ACCORDANCE WITH, SECTIONS 9.09 AND 9.10 OF THE AMENDED CREDIT AGREEMENT, WHICH ARE HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT.

12. Counterparts. This Amendment may be executed in accordance with Section 9.06 of the Amended Credit Agreement, which is hereby incorporated by reference into this Amendment.

13. Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of or be taken into consideration in interpreting this Amendment.

14. Notices. All notices hereunder shall be given in accordance with the provisions of Section 9.01 of the Amended Credit Agreement.

15. No Novation. This Amendment shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement. Nothing herein contained is intended to be, nor shall it be construed as, a substitution or novation of the obligations outstanding under the Credit Agreement or the other Loan Documents. This Amendment is not intended to be, nor shall it constitute, a novation of the Credit Agreement or any other Loan Document. The obligations outstanding under or of the Credit Agreement and instruments securing the same shall remain in full force and effect, except to any extent expressly modified hereby or by instruments executed concurrently herewith and except to the extent repaid as provided herein. Nothing implied in this Amendment or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Loan Parties under any Loan Document from any of its obligations and liabilities as a borrower or guarantor under any of the Loan Documents.

[Signature Pages Follow]

Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:

HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC., as the Borrower

By:	/s/ Marc Pangburn
Name: Marc Pangburn
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Amendment No. 2 to Credit Agreement]

GUARANTORS:

HAT HOLDINGS I LLC

By:	/s/ Marc Pangburn
Name: Marc Pangburn
Title: Executive Vice President

HAT HOLDINGS II LLC

By:	/s/ Marc Pangburn
Name: Marc Pangburn
Title: Executive Vice President

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE, L.P.,

By: HA Sustainable Infrastructure Capital, Inc., its general partner

By:	/s/ Marc Pangburn
Name: Marc Pangburn
Title: Executive Vice President and Chief Financial Officer

HANNON ARMSTRONG CAPITAL, LLC

By:	/s/ Marc Pangburn
Name: Marc Pangburn
Title: Executive Vice President and Chief Financial Officer

HAC HOLDINGS I LLC

By:	/s/ Marc Pangburn
Name: Marc Pangburn
Title: Executive Vice President

HAC HOLDINGS II LLC

By:	/s/ Marc Pangburn
Name: Marc Pangburn
Title: Executive Vice President

[Signature Page to Amendment No. 2 to Credit Agreement]

ADMINISTRATIVE AGENT AND ISSUING BANK:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Issuing Bank

By:	/s/ Benjamin Mundt
Name: Benjamin Mundt
Title: Vice President

[Signature Page to Amendment No. 2 to Credit Agreement]

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,
as the 2024-A Incremental Revolving Lender

By:	/s/ Jon Castaldo
Name: Jon Castaldo
Title: Managing Director

By:	/s/ Stella Cao
Name: Stella Cao
Title: Executive Director

[Signature Page to Amendment No. 2 to Credit Agreement]

SCHEDULE 1

2024-A INCREMENTAL REVOLVING COMMITMENTS

2024-A INCREMENTAL REVOLVING LENDER	2024-A INCREMENTAL REVOLVING COMMITMENTS
Coöperatieve Rabobank U.A., New York Branch	$100,000,000

TOTAL	$100,000,000

SCHEDULE 2

REVOLVING COMMITMENTS

REVOLVING LENDER	REVOLVING COMMITMENTS
JPMorgan Chase Bank, N.A.	$149,000,000
Citibank, N.A.	$100,000,000
Coöperatieve Rabobank U.A., New York Branch	$100,000,000
Credit Agricole Corporate and Investment Bank	$100,000,000
KeyBank National Association	$100,000,000
M&T Bank	$100,000,000
Mizuho Bank, Ltd.	$100,000,000
Morgan Stanley Bank, N.A.	$100,000,000
Royal Bank of Canada	$100,000,000
Sumitomo Mitsui Banking Corporation	$100,000,000
Bank of America, N.A.	$75,000,000
Barclays Bank PLC	$75,000,000
Goldman Sachs Bank USA	$55,000,000
Goldman Sachs Lending Partners LLC	$20,000,000
Truist Bank	$75,000,000
Southern Bancorp Bank	$1,000,000

TOTAL	$1,350,000,000